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                                                                 Exhibit 10.20

                  PLATINUM PREMIERE PARTNER PACKAGE AGREEMENT

     This Platinum Premiere Partner Package Agreement (the "Agreement"), effective as of June 25, 1999 (the "Effective Date"), is made and entered into by and between EarthLink Network, Inc. and its wholly owned subsidiary EarthLink Operations, Inc. (collectively referred to herein as "EarthLink"), a Delaware corporation, having an office at 3100 New York Drive, Pasadena, California 91107, and E-Stamp Corporation ("E-Stamp"), a Delaware corporation having an office at 2855 Campus Drive, Suite 100, San Mateo, California 94403.

                                   RECITALS

     WHEREAS, EarthLink is an Internet service provider which owns, licenses, operates or distributes online information, communication, and transaction services through its Internet access service.

     WHEREAS, E-Stamp is a provider of online postage purchasing services that owns, operates and maintains the E-Stamp Site, through which E-Stamp provides, among other things, the Services;

     WHEREAS, EarthLink desires (i) that E-Stamp provide the Services through the Co-Branded Site to EarthLink Members as the default online provider of the Services on the EarthLink Personal Start Page, and (ii) to provide links from the EarthLink Site to the Co-Branded Site so that EarthLink Members may access such Services: and

     WHEREAS, E-Stamp desires to provide the Services through the Co-Branded Site to EarthLink Members as the default online provider of the Services on the EarthLink Personal Start Page and through links from the EarthLink Site to the Co-Branded Site.

     NOW, THEREFORE, in consideration of the mutual promises contained herein, EarthLink and E-Stamp agree as follows:

                                     TERMS

1.   DEFINITIONS.  The following definitions shall apply to the Agreement:
     -----------

     1.1 "Affiliate" means, with respect to either party, any person or entity at any time Controlling, Controlled by or under common Control with that party.

     1.2 "Banner Advertisement" means a rotating or permanent banner advertisement located on the EarthLink Site no smaller than 468 pixels by 60 pixels (or such other dimensions as the parties may agree upon), which permits users to navigate directly to a page on the Co-Branded Site selected by E-Stamp (and subject to EarthLink's reasonable approval).

     1.3  "Change in Control" shall have the meaning set forth in Section
6.2(d).

     1.4 "Co-Brand" means that a party will cause its Web page to display the other party's Marks in a manner that is substantially equal to its own Marks appearing thereon.

     1.5 "Co-Branded Site" means a version of the E-Stamp Site created, provided and maintained by E-Stamp, which may include a Jump Page, which is Co-Branded with the EarthLink/Sprint Marks. EarthLink acknowledges and agrees that, due to United States Postal Service regulations, some areas of the
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Co-Branded Site may not contain the EarthLink/Sprint Marks. Additionally,
EarthLink acknowledges and agrees that the Co-Branded Site will include the E-Stamp Home Page which will not be Co-Branded with the EarthLink/Sprint Marks, but which will include the EarthLink/Sprint Marks in the partner area of the Home Page, as well as Competitive Services brands.

     1.6 "Company Information" means collectively the Confidential Information and Trade Secrets. Company Information also includes information which has been disclosed to the disclosing party by a third party that the disclosing party is obligated to treat as confidential or secret. EarthLink's Company Information includes, without limitation, the names, contact and financial information (including, but not limited to credit card information and e-mail addresses) of EarthLink Members.

     1.7 "Competing Third Party" shall have the meaning set forth in Section 6.2(d).

     1.8 "Control," "Controlling" and "Controlled" means possessing, directly or indirectly, the power to direct or cause the direction of the management and policies of an entity or other person, whether through ownership of voting securities, by contract or otherwise.

     1.9 "Confidential Information" means any and all information related to the services and/or business of a party that does not constitute a Trade Secret and that is treated as confidential or secret by the party (that is, it is the subject of efforts by the disclosing party that are reasonable under the circumstances to maintain its secrecy) including, but not limited to, the terms and conditions of this Agreement. "Confidential Information" shall not include information (a) already lawfully known to or independently developed by the receiving party, (b) disclosed in published materials, (c) generally known to the public, or (d) lawfully obtained from any third party without any obligation of confidentiality.

     1.10 "Customers" means any person or entity who clicks through via an E-Stamp Icon to the Co-Branded Site from the EarthLink Site, including, without limitation, from any third party area therein and who thereafter purchases E-Stamp Internet Postage from the Co-Branded Site, and who subsequently applies for a US Postal Service postage license. Customers specifically excludes any person or entity who previously purchased E-Stamp Internet Postage from E-Stamp. Customer also specifically excludes any person or entity who clicks through directly to the E-Stamp Site.

     1.11 "Customer Payment" shall have the meaning set forth in Section 2.1(e) herein.

     1.12 "Distribution Partner" means any entity which has entered into a distribution agreement with EarthLink and is licensed to distribute or market the Setup Software.

     1.13 "EarthLink Competitive Services" means any Internet access services, telephone services (whether long distance, wireless or local), Internet telephony services, telecommunications services (including without limitation, ISDN, frame relay, ADSL, etc.), Web hosting services, free e-mail services, or start page services, except EarthLink and Sprint and those services and products offered by EarthLink and Sprint. EarthLink's current list of Competitive Services is located on Exhibit E. EarthLink may update the Competitive Services list at its reasonable discretion and at any time during the Term, provided EarthLink provides E-Stamp with the revised list.

     1.14 "EarthLink Member" means any authorized user of the EarthLink/Sprint Service.

     1.15 "EarthLink Personal Start Page" refers generically to EarthLink's Personal Start Page, and generally as same may be modified by EarthLink Members from time to time and in their discretion.

                                      -2-
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     1.16  "EarthLink Premiere Partners" means a third party entering into or which has entered into an extensive co-promotional partnership with EarthLink which EarthLink designates its "Premiere Partnership Program" or such other name as EarthLink may devise from time to time. EarthLink will identify its Premiere Partners in writing to E-Stamp as needed to implement the terms of this Agreement.

     1.17 "EarthLink/Sprint Service" means the EarthLink Internet access service.

     1.18 "EarthLink Site" means, collectively, EarthLink's proprietary Web site located at www.earthlink.net, the EarthLink Personal Start Page and any other proprietary pages owned by EarthLink available through www.earthlink.net (specifically excluding any pages owned or hosted by third parties, regardless of whether or not they display the EarthLink/Sprint Marks).

     1.19 "E-Stamp Competitive Services" means any Internet postage services or products.

     1.20 "E-Stamp Home Page" means the page of the E-Stamp site which is known as E-Stamp's Home Page and which shall be included as the only page of the Co-Branded Site that contains Competitive Services brands.

     1.21 "E-Stamp Icon" means any graphical or textual icon which is capable of hyperlinking to the Co-Branded Site, including, but not limited to, any Banner Advertisements and Promotional Placements.

     1.22 "E-Stamp Internet Postage" means E-Stamp's hardware and software product allowing an end user to download and print postage on the Internet, as the same may from time to time be periodically updated, modified, reconfigured, or put on-line by E-Stamp.

     1.23 "E-Stamp Site" means, collectively, all points of presence and/or services maintained from time to time by or on behalf of E-Stamp or its Affiliates on the Internet at (i) the URL www.E-Stamp.com, (and any replacement or successor thereto) and (ii) such other URLs as E-Stamp may notify EarthLink from time to time. EarthLink Members who enter the Co-Branded Site will not be able to link to the E-Stamp Site through promotions located on the Co-Branded Site.

     1.24 "E-Stamp Software" means the object code version of the E-Stamp software provided by E-Stamp to EarthLink pursuant to this Agreement, as the same may be periodically revised by E-Stamp during the Term.

     1.25 "Guaranteed Customers" shall have the meaning set forth in Section 2.2(b).

     1.26 "Initial Term" shall have the meaning set forth in Section 6.1 herein.

     1.27 "Jump Page" means a web page on the Co-Branded Site containing the EarthLink/Sprint Marks that a user first sees before accessing the front page of the Co-Branded Site.

     1.28 "Launch Date" shall mean the earlier of (i) the date E-Stamp receives approval from the US Postal Service to launch the E-Stamp Internet Postage service nationally, or (ii) ninety (90) days after the Effective Date.

     1.29 "Mall" means that portion of the EarthLink Site currently identified on the EarthLink Home Page as "the Mall" (or any successor thereto), through which EarthLink Members may purchase goods and services from third party vendors.

                                      -3-
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     1.30  "Marks" means any trademark, trade name, service mark, logo, slogan and copyright and proprietary notices associated with a party's products or services.

     1.31  "Promotion Fee" has the meaning assigned in Section 2.1(d).

     1.32 "Promotional Placement" means a graphical or text link located on the EarthLink Site through which users may directly link to a location on the Co-Branded Site to be determined by E-Stamp (subject to EarthLink's reasonable approval).

     1.33 "Renewal Term(s)" shall have the meaning set forth in Section 6.1 herein.

     1.34 "Services" shall be limited to (i) presenting through a World Wide Web site online postage purchasing services to any Internet users which may visit such site, (ii) providing for the ordering and purchase by such Internet users of such online postage purchasing services, (iii) providing for the processing of such ordering and purchasing, and (iv) providing customer support to such Internet users regarding such online postage purchasing services and their respective purchasing and ordering thereof.

     1.35 "Setup Software" means EarthLink's "TotalAccess" CD-ROM which is provided to new EarthLink subscribers to assist in the installation and setup of software which permits such persons or entities to access the Internet (including the EarthLink Site), and any successor to such CD-ROM, including updates, upgrades or new versions thereof.

     1.36 "Sprint" means, collectively, Sprint Corporation and Sprint Communications Company L.P.

     1.37 "Term" means the Initial Term and any Renewal Term(s) of this Agreement as defined in Section 6.1 herein.

     1.38 "Territory" means the United States and, as mutually agreed upon by the parties, other areas.

     1.39 "Trade Secrets" means all non-public information whether tangible or intangible related to the services or business of the disclosing party that (a) derives economic value, actual or potential, from not being generally known to or readily ascertainable by other persons who can obtain economic value from its disclosure or use, and (b) is the subject of efforts by the disclosing party that are reasonable under the circumstances to maintain its secrecy, including, without limitation, (i) marking any information reduced to tangible form clearly and conspicuously with a legend identifying its confidential or trade secret nature, (ii) identifying any oral communication as confidential or secret immediately before, during, or after such oral communication; or (iii) otherwise treating such information as confidential or secret. Assuming the criteria in clauses (a) and (b) above are met, Trade Secrets includes information, without regard to form, including, but not limited to, technical and non-technical data, formulas, patterns, designs, compilations, computer programs and software, devices, inventions, methods, techniques, drawings, processes, financial data, financial plans, product plans, lists of actual or potential customers and suppliers which are not commonly known by or available to the public, research, development, and existing and future products.

     1.40 "Year 2000 Compliant" has the meaning assigned in Section 3.2(d) herein.

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2.   OBLIGATIONS OF THE PARTIES.
     --------------------------

     2.1  Duties and Obligations of E-Stamp. In connection with this Agreement,
          ---------------------------------
E-Stamp shall have the following duties and obligations:

          (a)  License.  During the Term, and subject to the provisions of
               -------
Section 2.3 herein, E-Stamp grants to EarthLink and each of its Affiliates a nonexclusive, royalty-free license throughout the Territory to use, reproduce, display, distribute, and publicly and digitally perform E-Stamp's Marks (as defined in Exhibit B) in connection with links to or from, or in conjunction with, the EarthLink Site, or in or on any other media including, but not limited to any promotional material or any of EarthLink's partners' Web sites, but in each case only as reasonably necessary for EarthLink to perform as contemplated by this Agreement.

          (b)  The Services.  E-Stamp shall provide the Services in full
               ------------
compliance with the Service Specifications set forth in Exhibit D hereto through
                                                        ---------
the Co-Branded Site, according to the terms of this Agreement and as the parties may mutually agree, for offering by EarthLink as the default online provider of the Services on the EarthLink Personal Start Page. E-Stamp shall launch the Co-Branded Site within ten (10) days following the Launch Date. The Services located on the EarthLink Personal Start Page shall only link to the Co-Branded Site. Subject to Exhibit D, E-Stamp shall design, create, edit, manage, update and maintain the Co-Branded Site for the purpose of providing EarthLink Members with access to the Services on a twenty-four (24) hours per day, seven (7) days per week basis. Subject to regulatory obligations, E-Stamp shall use commercially reasonable efforts to ensure that the Services provided on the EarthLink Personal Start Page and the Co-Branded Site will retain parity with the Services provided by E-Stamp through the E-Stamp Site in terms of freshness of content, services and features. During the Term, E-Stamp agrees to (i) use commercially reasonable efforts to work with EarthLink to integrate the Services into the EarthLink Site, subject to such restrictions and/or regulations as may be required by the United States Postal Service or other regulatory agencies and
(ii) assist EarthLink in a commercially reasonable manner to foster usage and enjoyment of the Services by EarthLink Members on an on-going basis.

          (c)  Billing, Processing and Collection.  E-Stamp shall be solely
               ----------------------------------
responsible for all processing that arises out of any and all transactions that are conducted through the Co-Branded Site including, without limitation, any and all billing, collection, refunding, exchanging of goods and/or services, crediting, and maintenance of records corresponding to such transactions. Further, E-Stamp hereby agrees and acknowledges that E-Stamp shall conduct all such processing in a professional and workmanlike manner, on a timely and efficient basis.

          (d)  Promotion Fee.  During the Initial Term and provided that
               -------------
EarthLink is not otherwise in material breach or default of this Agreement, E-Stamp shall pay to EarthLink an annual fee of Four Hundred Twenty One Thousand Eight Hundred and Seventy Five Dollars ($421,875) (the "Promotion Fee") payable only in cash as follows: (i) twenty-five percent (25%) on the Effective Date and on the first day of any Renewal Term, such that, specifically on the Effective Date and on the first day of any Renewal Term, E-Stamp shall pay to EarthLink One Hundred Five Thousand Four Hundred and Sixty Nine Dollars ($105,469) as part of the Promotion Fee; (ii) twenty five percent (25%) within thirty (30) days following the end of three (3) months after the Launch Date and after the first day of any Renewal Term; (iii) twenty five percent (25%) within thirty (30) days following the end of six (6) months after the Launch Date and after the first day of any Renewal Term; and (iv) twenty five percent (25%) within thirty (30) days following the end of nine (9) months after the Launch Date and after the first day of any Renewal Term.

          (e)  Customer Payment. During the Term, E-Stamp shall pay EarthLink in
               ----------------
cash the one-time sum of Seventy Five Dollars ($75) for each Customer generated under this Agreement in excess of the

                                      -5-
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Guaranteed Customers (the "Customer Payment"). The Customer Payment shall be paid to EarthLink within thirty (30) days following the end of the applicable calendar month that such Customers were provided, accompanied by a report from E-Stamp supporting each Customer Payment and indicating the number of Customers generated. Such reports shall be prepared by E-Stamp in a manner which makes them exportable onto an Excel spreadsheet.

          (f)  Customer Support.  E-Stamp shall provide customer and technical
               ----------------
support to EarthLink Members in the same manner as is provided to customers of E-Stamp acquired through other channels. As of the Effective Date, E-Stamp's support policy is as follows: unlimited free support via web or toll-free phone number for installation or product defect-related problems; $35 per incident for usability-related support issues. Support will be available Monday through Friday, 6 am - 6 pm Pacific Time. Subject to market and/or customer demand, E-Stamp reserves the right to modify or change its support policy. Such changes will be posted at http://www.e-stamp.com/help center/help.html.
                  -------------------------------------------

          (g)  Advertising.  E-Stamp may display advertising and other
               -----------
sponsorships and promotional materials on the Co-Branded Site, and E-Stamp and will be entitled to collect and retain in full payments resulting therefrom without liability to EarthLink; provided, however that E-Stamp shall not display advertising of any kind (cooperative or otherwise) for, or otherwise promote in any way, any EarthLink Competitive Services on any page of the Co-Branded Site.

          (h)  E-Stamp Pages.  During the Term E-Stamp will include the
               -------------
EarthLink/Sprint Marks in the partner area of the Home Page in a manner at least as prominent as any other E-Stamp partner's brands appearing thereon.

          (i)  Late Payments. All amounts owed by E-Stamp to EarthLink hereunder
               -------------
not paid when due and payable will bear interest from the date such amounts are due and payable at the rate of 1% per month (or the maximum rate allowed by law) to cover EarthLink's costs of collection as well as interest.

          (j)  Premiere Partners.  E-Stamp shall dedicate space near the top of
               -----------------
every page of the Co-Branded Site which space shall be suitably sizable to incorporate branding for EarthLink Premiere Partners. E-Stamp shall, upon mutual agreement and provided that such EarthLink Premier Partner does not provide online postage, incorporate such EarthLink Premiere Partners branding into the space referenced above in any or all pages of the Co-Branded Site. E-Stamp agrees and acknowledges that EarthLink may from time to time add or remove such EarthLink Premiere Partners branding from the Co-Branded Site and that E-Stamp will work together with EarthLink to incorporate any modifications to such EarthLink Premiere Partners branding. This presence must include at least one logo, GIF or HTML link, or branding, and an amount of text which shall be mutually agreed. Unless otherwise agreed to by the parties, E-Stamp shall not be obliged to accept or incorporate any branding other than branding it receives directly from EarthLink. E-Stamp will provide EarthLink with design specifications and file formats within thirty (30) days after the Effective Date in order to allow EarthLink to generate new EarthLink Premiere Partners branding. As between the parties, EarthLink shall bear all responsibility for designing and producing specific branding, and E-Stamp shall not be required to place any branding requiring modification or not complying with design specifications or file formats. Notwithstanding any other provision in this Agreement. E-Stamp will not be required to incorporate into the Co-Branded Site or otherwise promulgate any branding or other material that would contravene U.S. Postal Service regulations or other legal requirements, that contains any material that violates any proprietary or other right of any third party or that promotes any materials E-Stamp reasonably believes inappropriate for the Co-Branded Site (including, without limitation, any promotion of tobacco products, alcoholic beverages, weapons, gambling, or violent or sexually explicit material).

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          (k)  User Information.  Under this Agreement, E-Stamp will not send
               ----------------
unsolicited e-mails to any EarthLink Member. E-Stamp may send promotional email messages to EarthLink Members who elect to receive such e-mails through a registration process with E-Stamp through which E-Stamp offers to the EarthLink Member an opportunity not to receive E-Stamp's promotional e-mail messages, and each E-Stamp promotional e-mail message will offer to the recipient a means by which the recipient may unsubscribe to such e-mailing list. Under no circumstances will E-Stamp send or allow others to send e-mail messages to EarthLink Members which promote EarthLink Competitive Services. E-Stamp will maintain User Information in accordance with its privacy policy which offers "opt out" rights, and which can be found at [http://www.e-stamp.com/index.html]. In no event shall E-Stamp offer to any third party a list which would permit such third party to identify the E-Stamp registrant as an EarthLink Member. Nothing in this paragraph prohibits E-Stamp from, or restricts E-Stamp regarding, (i) sending promotional material to persons and entities where names and contact information are not provided to or acquired by E-Stamp under this Agreement and (ii) providing such information regarding such persons and entities to third parties.

          (l)  Audit.  During the Term of the Agreement, and during the one (1)
               -----
year period immediately following the Term, EarthLink shall have the right, upon ten (10) days notice, during normal business hours and without interfering with E-Stamp's normal business activities, at EarthLink's own expense, through an independent auditor chosen by EarthLink, to audit E-Stamp's records that relate to Customers or payments owed to EarthLink hereunder provided that audits may not occur more frequently than once every twelve (12) months. If an audit of the appropriate records, books of account or logs reveals that E-Stamp has understated the amounts owed to EarthLink under this Agreement for the period under audit, then E-Stamp shall promptly pay any amounts owed to EarthLink. If the amount of underpayment for the period under audit equals or exceeds five percent (5%) of the total amount owed during such period, then E-Stamp shall reimburse EarthLink for all reasonable costs and expenses incurred in connection with conducting the audit. EarthLink will treat all information and materials disclosed to, provided to, observed by or otherwise acquired by EarthLink in connection with any such audit, as Confidential Information of E-Stamp for purposes of this Agreement. EarthLink will not disclose the same to any third party, or use the same for any purpose other than verification of E-Stamp's reports delivered to EarthLink under this Agreement.

     2.2  Duties and Obligations of EarthLink. In connection with this
          -----------------------------------
Agreement, EarthLink shall have the following duties and obligations:

          (a)  License.  During the Term, and subject to the provisions of
               -------
Section 2.3, EarthLink grants to E-Stamp a nonexclusive, nonsublicenseable, nontransferable, fully paid-up license to use, reproduce and display throughout the Territory the EarthLink/Sprint Marks (as defined in Exhibit A), and any and all intellectual property rights contained therein on the Co-Branded Site or in or on promotional material, provided such use is reasonably necessary for E-Stamp to perform as contemplated by this Agreement.

          (b)  Guaranteed Customers.  During each of the Initial term and any
               --------------------
Renewal Term(s), if any, of this Agreement, EarthLink will provide [***] guaranteed Customers (the "Guaranteed Customers"). If upon the expiration of any Initial Term or Renewal Term(s), as applicable, EarthLink fails to provide the Guaranteed Customers during such Initial Term or Renewal Term(s), then such Initial Term or Renewal Terms(s) shall be extended until E-Stamp has received, in the aggregate, the Guaranteed Customers and such failure shall not constitute a breach of this Agreement; provided, however, that the Initial Term or Renewal Term(s) shall not be so extended if this Agreement is terminated by EarthLink early in accordance with Sections 2.3, 3.2(c), 6.2, or Exhibit D of this
                                                       ---------
Agreement. E-Stamp will owe no additional promotional fees of any kind (including without limitation any fees pursuant to section 2.1(d)) for any extension of the Initial Term or Renewal Term(s) for the purposes of making up a shortfall in the number of Guaranteed Customers.

          (c)  Managing the Services.  Throughout the Term, EarthLink will
               ---------------------
provide and maintain the Promotional Placements and Banner Advertisements and perform the other obligations specified in Exhibit C hereto, in accordance with
                                           ---------
the provisions contained in that Exhibit C and the terms and conditions of this
                                 ---------
Agreement. E-Stamp acknowledges and agrees that EarthLink has other promotional programs through which certain partners promote the EarthLink/Sprint Service and provide new EarthLink Members to EarthLink. E-Stamp further acknowledges and agrees that certain promotional partners require the ability to restrict the advertising that appears on the Personal Start Pages of EarthLink Members brought to EarthLink through such promotional partner. Therefore, E-Stamp agrees that EarthLink retains the right to remove the

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Services, the Promotional Placements and/or the Banner Advertisements from the
EarthLink Personal Start Page, or move them to a customizable position (at EarthLink's sole discretion), in the event that a promotional partner of EarthLink requires that such a deletion or move be made, and then such deletion or move will only be effective as regards the Personal Start Pages of EarthLink Members brought to EarthLink through the requesting promotional partner. Such removal shall not decrease the number of Guaranteed Customers that EarthLink is obligated to provide pursuant to this Agreement.

          (d)  Audit by E-Stamp.  During the Term of the Agreement, and during
               ----------------
the one (1) year period immediately following the Term, E-Stamp shall have the right, upon 10 days' notice, during normal business hours and without interfering with normal business activities, at E-Stamp's own expense, through an independent auditor chosen by E-Stamp, to audit EarthLink's records that relate to EarthLink's obligations hereunder, provided that audits may not occur more frequently than once every twelve (12) months. If an audit of the appropriate records, books of account or logs reveals that EarthLink has overstated the promotional placements delivered to E-Stamp under this Agreement for the period under audit, then EarthLink shall promptly remedy any such shortfall. If the amount of overstatement of promotional placements for the period under audit equals or exceeds five percent (5%) of the total amount owed during such period, then EarthLink shall reimburse E-Stamp for all reasonable costs and expenses incurred in connection with conducting the audit. E-Stamp will treat all information and materials disclosed to, provided to, observed by or otherwise acquired by E-Stamp in connection with any such audit, as Confidential Information of EarthLink for purposes of this Agreement. E-Stamp will not disclose the same to any third party, or use the same for any purpose other than verification of EarthLink's reports delivered to E-Stamp under this Agreement.

          (e)  Reports.  Within fifteen (15) days after the last day of each
               -------
calendar month, EarthLink will provide E-Stamp with a monthly report of user traffic, Promotional Placements, Banner Advertising or other promotions provided by EarthLink to E-Stamp hereunder.

     2.3  Promotional Material/Press Releases. Each party requires that each use
          -----------------------------------
of its Marks or the Marks of its licensors be in accordance with Exhibit A, in
                                                                 ---------
the case of EarthLink, and Exhibit B, in the case of E-Stamp. Prior to the
                           ---------
initial launch of any Web pages or other Internet locations branded with the other party's Marks including, but not limited to, the Co-Branded Site or the release of any marketing, advertising, press releases, or other promotional materials that reference the other party and/or the other party's Marks, the releasing party shall submit a written request for approval to the other party together with a copy of the materials to be released, which request shall be made no less than ten (10) business days prior to the requested release date (the other party shall not unreasonably withhold or delay the granting of its approval thereof). Title to and ownership of the respective owner's Marks shall remain with the owner. The licensee shall not take any action inconsistent with the owner's ownership of the Marks and any benefits accruing from use of such Marks shall automatically vest in the owner. If a licensee's use of the Marks does not conform to the owner's quality standards in the owner's reasonable opinion, then the owner will notify the licensee in writing to the licensee of such nonconformance, and the licensee shall have thirty (30) days to cure such nonconformance. If the nonconformance is not cured within such period, the owner may immediately terminate this Agreement upon written notice to the licensee. The parties will cooperate to Jointly issue a prompt public announcement regarding this Agreement and the parties' relationship established hereby.

3.   REPRESENTATIONS AND WARRANTIES.
     ------------------------------

     3.1  EarthLink.  EarthLink represents and warrants to E-Stamp that:
          ---------

          (a) EarthLink has the power and authority to enter into and perform its obligations under this Agreement.

          (b) EarthLink shall at all times comply with all local, state and federal laws, rules and regulations applicable to the Co-Branded Site (including, without limitation, any export control laws of the United States with respect to the E-Stamp Software);

          (c) EarthLink has the full and exclusive right to grant or otherwise permit E-Stamp to access the EarthLink Personal Start Page and to use EarthLink's Marks, and is aware of no claims by any third parties adverse to any of such intellectual property rights except for Sprint's ownership of its Marks contained in the co-branded EarthLink/Sprint Marks. If E-Stamp's use or promotion, as provided herein, of any of EarthLink's Marks or products or services including, without limitation, EarthLink's goods and services associated therewith ("EarthLink Property") are alleged or held to infringe the intellectual property rights of a third party, EarthLink shall, at its own expense, and in its sole discretion, (i) procure for E-Stamp the right to continue to use the allegedly infringing EarthLink Property or (ii) replace or modify the EarthLink Property to make it non-infringing; or (iii) if neither option is possible or economically feasible, request E-Stamp to cease use and promotion of such EarthLink Property and to thereafter sever the alleged or infringing EarthLink Property from any obligations with respect to either party under the Agreement, provided that if the inability to use such intellectual property would cause a material breach of this Agreement (as determined by E-Stamp), E-Stamp may immediately terminate this Agreement upon notice to EarthLink

          (d) EarthLink warrants and represents that the proprietary components of EarthLink/Sprint Service contemplated by this Agreement are year 2000 compatible and compliant (i.e., will correctly calculate, compare, sort, extract, sequence, store and otherwise process, in accordance with the Services' intended use and applicable specifications, date related information and associated date calculations for dates before, during and after the year 2000, and will display date information in ways that are unambiguous as to the determination of the century). E-Stamp acknowledges and agrees that the operation of the EarthLink/Sprint Service is dependent on the operation of third party network infrastructure and other technology and that EarthLink makes no representation or warranty with respect thereto. EarthLink's entire liability, and E-Stamp's exclusive remedy, for breach of any representation or warranty in this subparagraph 3.1(d) is limited to repair or replacement of the EarthLink proprietary, network infrastructure, hardware, software, data, firmware or systems used in the performance and delivery of the EarthLink/Sprint Service, that is not Year 2000 Compliant.

     3.2  E-Stamp.  E-Stamp represents and warrants to EarthLink that:
          -------

          (a) E-Stamp has the power and authority to enter into and perform its obligations under this Agreement:

          (b) E-Stamp and the Services shall at all times comply with all local, state and federal laws, rules and regulations applicable to the Co-Branded Site, the Services and E-Stamp's performance under this Agreement.

          (c) E-Stamp has the full and exclusive right to grant or otherwise permit EarthLink to access the Co-Branded Site, to use the Services and to use E-Stamp's Marks, and is aware of no claims by any third parties adverse to any of such intellectual property rights other than as set forth in Exhibit F. If EarthLink's use or promotion, as provided herein, of any of E-Stamp's Marks or products or services including, without limitation, E-Stamp's goods and services associated therewith ("E-Stamp Property") are alleged or held to infringe the intellectual property rights of a third party, E-Stamp shall, at its own expense, and in its sole discretion, (i) procure for EarthLink the right to continue to use the allegedly infringing E-Stamp Property or (ii replace or modify the E-Stamp Property to make it non-infringing; or (iii) if neither option is possible or economically feasible, request EarthLink to cease use and promotion of such E-Stamp Property and to thereafter sever the alleged or infringing E-Stamp Property from any obligations with respect to either party under the Agreement, provided that if the inability to use such intellectual property would cause a material breach of this Agreement (as determined by EarthLink), EarthLink my immediately terminate this Agreement upon notice to E-Stamp; and

          (d) E-Stamp warrants and represents that the proprietary components of the Services contemplated by this Agreement are Year 2000 Compliant. EarthLink acknowledges and agrees that the operation of the Services is dependent on the operation of third party network infrastructure, hardware, software, data, firmware, systems and other technology and that E-Stamp makes no representation or warranty with respect thereto. E-Stamp's entire liability, and EarthLink's exclusive remedy, for breach of any representation or warranty in this subparagraph 3.2(d) is limited to repair or replacement of the Services or any and all E-Stamp network infrastructure, hardware, software, data, firmware or systems used in the performance and delivery of the Services, that is not Year 2000 Compliant. "Year 2000 Compliant" means able before, during and after January 1, 2000, to accurately process, report, and handle date and time data (including, without limitation, calculating, comparing, storing, sorting, defining, managing and sequencing) from, into, and between the twentieth and twenty-first centuries, and the years 1999 and 2000, including leap year calculations.

4.   CONFIDENTIALITY.  Each party acknowledges that Company Information may be
     ---------------
disclosed to the other party during the course of this Agreement Each party agrees that it shall take reasonable steps, which shall include, at a minimum, the steps it takes to protect its own Company Information, to prevent the duplication or disclosure of Company Information, other than by or to its employees or agents who must have access to the Company Information to perform such party's obligations hereunder, who shall each agree to comply with the terms of this Section 4. Each party agrees that if it is required by law to disclose the other party's Company Information, such disclosing party must first give written notice of such required disclosure to the other party and make a reasonable effort to obtain a protective order requiring that the Company Information so disclosed be used only for the purposes for which disclosure is required. Each party shall protect the other party's Company Information during the Term and for three (3) years after the termination or expiration of this Agreement.

5.   LIMITATION OF LIABILITY: DISCLAIMER: INDEMNIFICATION.

     5.1  Limitation of Liability. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO
          -----------------------
THE OTHER PARTY FOR ANY LOSS OF PROFITS, LOSS OF BUSINESS, LOSS OF USE OR DATA, INTERRUPTION OF BUSINESS, OR FOR INDIRECT, SPECIAL, INCIDENTAL, EXEMPLARY, MULTIPLE PUNITIVE OR CONSEQUENTIAL DAMAGES OF ANY KIND, WHETHER BASED ON CONTRACT, TORT (INCLUDING WITHOUT LIMITATION, NEGLIGENCE), WARRANTY, GUARANTEE OR Amy OTHER LEGAL OR EQUITABLE GROUNDS, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. NEITHER PARTY SHALL MAKE REPRESENTATIONS OR WARRANTIES TO ANY END USER OR THIRD PARTY ON BEHALF OF THE OTHER PARTY AND IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY REPRESENTATION OR WARRANTY MADE TO ANY END USER OR THIRD PARTY BY THE OTHER PARTY. THESE LIMITATIONS SHALL SURVIVE AND APPLY NOTWITHSTANDING THE VALIDITY OF THE LIMITED REMEDIES PROVIDED FOR IN THE AGREEMENT. THE LIMITATIONS SET FORTH IN THIS
SECTION 5.1 SHALL NOT APPLY TO THE PARTIES' INDEMNIFICATION OBLIGATIONS SET FORTH IN SECTION 5.3 BELOW OR TO THE PARTIES, INJUNCTIVE RELIEF REMEDIES SET FORTH IN SECTION 5.4 BELOW.

     5.2  Disclaimer. EXCEPT AS EXPRESSLY SET FORTH IN THE AGREEMENT, NEITHER
          ----------
PARTY MAKES, AND EACH PARTY HEREBY SPECIFICALLY DISCLAIMS, ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, REGARDING THE EARTHLINK/SPRINT SERVICE THE EARTHLINK/SPRINT SITE OR THE E-STAMP SOFTWARE,

THE E-STAMP INTERNET POSTAGE, THE CO-BRANDED SITE OR THE SERVICES OR OTHERWISE RELATING TO THIS AGREEMENT, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND IMPLIED WARRANTIES ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE.

     5.3  Indemnity.  Each party agrees to indemnify, and hold harmless the
          ---------
other party and its officers, directors, employees, agents, successors and assigns from and against any and all losses, liabilities, damages, penalties and claims and all related costs and expenses (including reasonable attorneys' fees) related to claims made by third parties against the indemnified party alleging that the indemnifying party's Marks or other intellectual property infringe the patents, copyrights, trademarks or service marks or other intellectual property rights of such third parties. E-Stamp agrees to further indemnify and hold harmless EarthLink from and against all third party claims, causes of action, liabilities and all other reasonable costs and expenses relating to any transactions or the quality of products or services, appearing on or provided through the Services or the Co-Branded Site. EarthLink agrees to further indemnify and hold harmless E-Stamp from and against all third party claims, causes of action, liabilities and all reasonable attorneys' fees and expenses relating to any branding from any EarthLink Premiere Partner provided to E-Stamp pursuant to this Agreement. Each party agrees to promptly notify the indemnifying party in writing of any indemnifiable claim. The indemnified party shall cooperate in all reasonable respects with the indemnifying party and its attorneys in the investigation, trial, defense and settlement of such claim and any appeal arising therefrom. The indemnified party may participate in such investigation, trial, defense and settlement of such claim and any appeal arising therefrom, through its attorneys or otherwise, at its own cost and expense. No settlement of a claim that involves a remedy other than the payment of money by the indemnifying party shall be entered into without the consent of the indemnified party, which consent will not be unreasonably withheld.

     5.4  Injunctive Relief, The parties hereby agree and acknowledge that
          -----------------
violation by one party of the provisions of Sections 2.(j) or 4 may cause irreparable harm to the other party not adequately compensable by monetary damages. In addition to other relief, it is agreed that temporary and permanent injunctive relief shall be available to the parties to prevent any actual or threatened violation of such provisions as provided by law.

6.   TERM, RENEWAL AND TERMINATION.
     -----------------------------

     6.1  Term. The initial term of this Agreement shall be the time between the
          ----
Effective Date and the Launch Date plus one (1) year from the Launch Date (the "Initial Term"). After the Initial Term, this Agreement shall automatically terminate unless both parties, before the expiration of the Initial Term, execute written consent to renewing the term for an additional one (1) year ("Renewal Term").

     6.2  Termination.  This Agreement may be terminated by the parties as
          -----------
follows:

          (a) Either party may terminate this Agreement at any time in the event of a material breach by the other party of this Agreement that remains uncured thirty (30) days after the breaching party's receipt of written notice of the breach;

          (b) Either party may terminate this Agreement immediately if the other party is unable to pay its debts as due, or enters into or files (or has filed or commenced against it) a petition, arrangement, action or other proceeding seeking relief or protection under the bankruptcy laws of the United States or similar laws of the United States or any state of the United States; and

          (c) Either party may terminate this Agreement, at its option, upon sixty (60) days written notice in the event that either party discontinues its web site. In the event of termination pursuant to this section, the parties will have no further obligation to each other following the effective date of the termination, and all fees payable in advance, if any, shall be prorated as of the effective date of the termination, with appropriate refunds made.

          (d)  Change in Control.  Either party may, at its option, terminate
               -----------------
this Agreement upon thirty (30) days' written notice to the other party in the following situations (each, a "Change in Control"):

               (1) a controlling interest in a party is acquired directly or indirectly by a Competing Third Party that is not an Affiliate of such party prior to the Effective Date;

               (2) a party merges into, consolidates with, or otherwise is acquired, directly or indirectly, by any Competing Third Party that is not its Affiliate prior to the Effective Date; or

               (3) a party is sold or substantially all of its assets are sold directly or indirectly to a Competing Third Party.

          A party subject to a Change in Control will promptly, but in no event later than sixty (60) days prior to the effective date of the Change in Control, provide the other party in writing the details of such Change in Control. Failure of the receiving party to terminate this Agreement within thirty (30) days of receiving such notice shall constitute a waiver of that party's option to terminate. EarthLink and E-Stamp agree that, for the purposes of this Agreement, to the extent that none of the situations described in Section 6.2(d)(1) through 6.2(d)(3) arise, a public offering of a party's common stock (e.g., an Initial Public Offering) does not constitute a Change in Control.

          As used in this section, a "Competing Third Party" is an unaffiliated party that the party not having a Change in Control considers, in it reasonable judgment, to be a competitor.

          (e) EarthLink may terminate this Agreement, without refund of any kind to E-Stamp, immediately upon written notice to E-Stamp, in the event that E-Stamp is unable to complete the launch the Services within ninety (90) days following the Effective Date; provided such failure to launch is not caused by EarthLink.

     6.3  Effects of Termination. Within three (3) business days after
          ----------------------
termination of this Agreement for any reason, each party shall: (i) purge all Marks as used in connection with this Agreement from any and all computer systems, files, or storage media within their possession or control; (ii) return to the other party any and all documents or other media embodying any use of the other party's Marks; (iii) certify to the other party in writing that it has complied with the foregoing obligations. Upon any termination or other expiration of this Agreement, each of the respective licenses granted in Sections 2.1(a) and 2.2(a) and all other rights of the parties under this Agreement shall terminate, except that, notwithstanding any of the foregoing, the rights of the parties to seek any and all remedies in accordance with the provisions of this Agreement, and the rights and obligations under Sections 2.1(h), 2.(j), 2.1(k), 4, 5, 6.3, 6.4 and 7 herein shall continue in full force and effect. If E-Stamp terminates this Agreement for material breach by EarthLink in accordance with 6.2(a) herein, all fees payable in advance, if any, shall be prorated based on Guaranteed Customers as of the Effective Date of termination, and appropriate refunds shall be made.

     6.4  No Damages or Indemnification for Termination. Neither party shall be
          ---------------------------------------------
liable to the other party for any costs or damages of any kind, including incidental or consequential damages, or for indemnification, solely on account of the lawful termination of this Agreement, even if informed of the possibility of such damages.

7.   GENERAL PROVISIONS.
     ------------------

     7.1  Intellectual Property Ownership.
          -------------------------------

          (a)  EarthLink.  As between the parties and except with respect to any
               ---------
materials provided to EarthLink by E-Stamp, EarthLink retains all right, title and interest in and to the EarthLink Site (including, without limitation, any and all content, data, URLs, domain names, technology, software, code, user interfaces, "look and feel," Marks, and other items posted thereon or used in connection or associated therewith, but excluding any items supplied by E-Stamp) and EarthLink's Marks, along with all intellectual property rights associated with any of the foregoing. All goodwill arising out of E-Stamp's use of any of EarthLink's Marks will inure solely to the benefit of EarthLink.

          (b)  E-Stamp.  As between the parties and except with respect to any
               -------
materials provided to E-Stamp by EarthLink. E-Stamp retains all right, title and interest in and to the E-Stamp Software, the E-Stamp Internet Postage, the E-Stamp Site, the Jump Page and the Co-Branded Site (including, without limitation, any and all content, data, URLs, domain names, technology, software, code, user interfaces, "look and feel," Marks, and other items posted thereon or used in connection or associated therewith, but excluding any items supplied by EarthLink) and E-Stamp's Marks, along with all intellectual property rights associated with any of the foregoing. All goodwill arising out of EarthLink's use of any of E-Stamp's Marks will inure solely to the benefit of E-Stamp.

          (c)  Other Marks. E-Stamp will not register or attempt to register any
               -----------
of EarthLink's Marks or any Marks that EarthLink reasonably deems to be confusingly similar to any of EarthLink's Marks. EarthLink will not register or attempt to register any of E-Stamp's Marks or any Marks that E-Stamp reasonably deems to be confusingly similar to any of E-Stamp's Marks.

          (d)  Further Assurances.  Each party will take, at the other party's
               ------------------
expense, such action (including, without limitation, execution of affidavits or other documents) as the other party may reasonably request to effect- perfect or confirm such other party's ownership interests and other rights as set forth above in this Section 7.1.

     7.2  Independent Contractors. The parties to this Agreement are independent
          -----------------------
parties and nothing herein shall be construed as creating an employment relationship between the parties. Neither party is an agent, representative, or partner of the other party and neither party shall have any right, power or authority to enter into any agreement for or on behalf of, or incur any obligation or liability, or to otherwise bind, the other party. The Agreement shall not be interpreted or construed to create an association, agency, joint venture or partnership between the parties or to impose any liability attributable to such a relationship upon either party.

     7.3  Entire Agreement.  The Agreement, including any exhibits attached
          ----------------
hereto, constitutes the entire understanding and agreement with respect to its subject matter, and supersedes any and all prior or contemporaneous representations, understandings and agreements whether oral or written between the parties relating to the subject matter of this Agreement, all of which are merged in this Agreement.

     7.4  Severabilitv of Provisions. In the event that any provision of this
          --------------------------
Agreement is found to be invalid or unenforceable pursuant to judicial decree or decision, the remainder of this Agreement shall remain valid and enforceable according to its terms.

     7.5  Assignment. The Agreement and the rights and obligations hereunder may
          ----------
not, whether voluntarily or involuntarily, directly or indirectly, whether by a Change of Control or otherwise, be assigned, sublicensed, sold or otherwise transferred by E-Stamp, including, without limitation, to any successor-in-interest to any of E-Stamp's assets, without the prior written consent of EarthLink, which consent shall be given or not in EarthLink's sole discretion, unless any successor entity or assignee (other than an entity which provides or purports to provide any EarthLink Competitive Services) assumes and agrees in writing to continue to perform all of the executory obligations of E-Stamp and E-Stamp guarantees such continued performance of the Agreement in which case the
                                  -----------
consent shall not be unreasonably withheld or delayed. EarthLink and E-Stamp agree that, for the purposes of this Agreement, to the extent that none of the situations described in Section 6.2(d)(1) through 6-2(d)(3) arise, a public offering of a party's common stock (e.g., an Initial Public Offering) does not constitute an assignment of this Agreement for purposes of this Section 7.5. The Agreement and the rights and obligations hereunder may not, whether voluntarily or involuntarily, directly or indirectly, whether by a Change of Control or otherwise, be assigned, sublicensed, sold or otherwise transferred, including, without limitation, to any successor-in-interest to any of EarthLink's assets, by EarthLink to any entity which provides or purports to provide any E-Stamp Competitive Services without the prior written consent of E-Stamp, which consent shall be given or not in E-Stamp's sole discretion. In the event of any purported assignment or other transfer of this Agreement by EarthLink, as a condition to such assignment or transfer any such successor entity or assignee will assume and agree in writing to continue to perform all of the executory obligations of EarthLink hereunder and EarthLink will guarantee such continued performance of the Agreement. Any assignment in violation of the terms hereof shall be void and of no force or effect.

     7.6  Governing Law; Jurisdiction; Attorneys' Fees. The Agreement shall be
          --------------------------------------------
governed by the laws of California without giving effect to applicable conflict of laws provisions. All actions with respect of this Agreement shall be brought in the federal and state courts having jurisdiction within Pasadena, California and the parties expressly consent to the personal jurisdiction of such courts. In the event any litigation or other proceeding is brought by either party in connection with this Agreement, the prevailing party in such litigation or other proceeding shall be entitled to recover from the other party all costs, attorneys' fees and other expenses incurred by such prevailing party in such litigation.

     7.7  Notices. Except as specifically provided in this Agreement, all
          -------
notices required hereunder shall be in writing and shall be given by personal delivery, overnight courier service, or first class mail postage prepaid, to the parties at their respective addresses set forth below in this Section 7.7, or at such other address(es) as shall be specified in writing by such party to the other party in accordance with the terms and conditions of this Section 7.7. All notices shall be deemed effective upon personal delivery, or three (3) business days following deposit with any overnight courier service or with the U.S. Postal System, first class postage attached, in accordance with this Section
7.7. Notices shall be sent as follows:

          If to E-Stamp:           E-Stamp, Corp.
                                   2855 Campus Drive, Suite 100
                                   San Mateo, CA 94403
                                   Tel: (650) 554-8454
                                   Attn: ________________________

          with a copy to:          ______________________________
                                   ______________________________
                                   ______________________________
                                   ______________________________

          If to EarthLink:         EarthLink Network, Inc.
                                   3100 New York Drive
                                   Pasadena, CA 91107
                                   Attn: Director of Legal Affairs
          with copies to:          Howard Lefkowitz, V.P. Business Development
                                   Leland Thoburn, V.P. Business Affairs
                                   EarthLink Network, Inc.
                                   3100 New York Drive
                                   Pasadena CA 91107

     7.8  Non-Solicitation.  During the Term of this Agreement and for a period
          ----------------
of twelve (12) months following the termination or expiration of this Agreement, neither party may directly or indirectly, solicit, divert or hire away, or attempt to solicit, divert or hire away any person employed by the other party with whom such party had regular contact with during the course of its performance under this Agreement, unless such person's employment has been terminated for at least six (6) months or unless the other party gives its prior consent to such hiring, such consent not to be unreasonably withheld. Notwithstanding the foregoing, nothing herein shall prevent either party from considering for employment or hiring any individual, whether or not an employee of the other party, who has responded to a general solicitation for employment from either party in a newspaper announcement or other public solicitation.

     7.9  Waiver.  No waiver of any provision of this Agreement, or any rights
          ------
or obligations of either party under this Agreement, -shall be effective, except pursuant to a written instrument signed by the party or parties waiving compliance, and any such waiver shall be effective only in the specific instance and for the specific purpose stated in such writing.

     7.10 Headings.  The section and paragraph headings used in this Agreement
          --------
are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement.

     7.11 Amendment.  The  terms and conditions of this Agreement may not be
          ---------
modified or amended other than by a writing signed by both parties.

     7.12 Non-exclusive Engagement.  Each party hereby acknowledges and agrees
          ------------------------
that, during the Term, each party has the right within its sole discretion, to retain third parties which provide services and functions similar to the services and functions being provided by the other party under this Agreement. The parties further acknowledge and agree that EarthLink may provide, in its sole discretion, promotions through third parties that are the same as or similar to the EarthLink promotions provided herein.

     7.13 Sprint Intellectual Property Right.  EarthLink markets its Internet
          ----------------------------------
access services under the EarthLink/Sprint brand. Therefore, both EarthLink and Sprint Marks are likely to appear on any Web page that includes an EarthLink/Sprint brand. To the extent that such Sprint brands or Marks are used. E-Stamp acknowledges and agrees that Sprint is a third party beneficiary hereunder and has the right to enforce any provision of this Agreement that relates to any intellectual property or Marks of EarthLink or Sprint. Both parties acknowledge and agree that except as provided herein there are no other third party beneficiaries to this Agreement.

     7.14 Force Majeure.  Either party shall be excused from any delay or
          -------------
failure in performance hem-under caused by reason of any occurrence or contingency beyond its reasonable control, including but not limited to, acts of God, earthquake, labor disputes and strikes, riots, war, and governmental requirements. Notwithstanding the foregoing, a change in economic conditions or technology shall not be deemed a Force Majeure event. The obligations and rights of the party so excused shall be extended on a day-to-day basis for the period of time equal to that of the underlying cause of the delay. In the event of a force majeure event materially affecting the parties' performance under this Agreement that lasts for more than thirty (30) days, either party may terminate this Agreement.

     7.15 Export Laws.  EarthLink acknowledges and understands that certain
          -----------
portions of the E-Stamp Software and the E-Stamp Internet Postage may contain cryptographic technology subject to export control laws under the U.S. Export Administration Act and regulations and other applicable laws and regulations. Accordingly in the event that EarthLink includes the E-Stamp Software in the Setup Software, EarthLink and its Affiliates will not knowingly, without the prior written approval of the U.S. Department of Commerce or any successor as required, disclose, export, reexport the E-Stamp Software or the E-Stamp Internet Postage or any portion thereof or any data related thereto to any restricted country set forth in the U.S. Export Administration Act without the requisite licenses or consent of the U.S. Bureau of Export Administration and/or any governmental entity as may have jurisdiction over such disclosure, export or reexport.

     7.16 Execution in Counterparts and by Facsimile.  The Agreement may be
          ------------------------------------------
executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute but one and the same instrument. The Agreement may be executed and delivered by facsimile and the parties agree that such facsimile execution and delivery shall have the same force and effect as delivery of an original document with original signatures, and that each party may use such facsimile signatures as evidence of the execution and delivery of this Agreement by all parties to the same extent that an original signature could be used.

     IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the Effective Date set forth above.


EARTHLINK NETWORK, INC.                      E-Stamp Corporation



By:/s/ Howard Lefkowitz                      By:/s/ Robert H. Ewald
   ------------------------------               ------------------------------
   Howard Lefkowitz                             Robert H. Ewald
   V.P. Business Development                    President & CEO
   EarthLink Network, Inc.                      E-Stamp Corp.
   3100 New York Drive                          2855 Campus Drive, Suite 100
   Pasadena, CA 91107                           San Mateo, CA 94403
   Phone:  (626) 296-5011                       Phone: (650) 554-8454
   Fax:  (626) 296-8983                         Fax:  (650) 554-8455


EARTHLINK OPERATIONS, INC.


By:/s/ Howard Lefkowitz
   ------------------------------
   Howard Lefkowitz
   V.P. Business Development
   EarthLink Network, Inc.
   3100 New York Drive
   Pasadena, CA 91107
   Phone:  (626) 296-5011
   Fax:  (626) 296-8983

                                   EXHIBIT A

                                EarthLink Marks


--------------------------------------------------------------------------------

     NOTE: THIS EXHIBIT A MAY BE AMENDED FROM TIME TO TIME AS REQUIRED BY EARTHLINK AND ALL SUCH AMENDMENTS SHALL BE INCORPORATED HEREIN.

     Trademarks, trade names, logos and other product and proprietary
     ----------------------------------------------------------------
     identifiers
     -----------

          EarthLink Network(R)
          EarthLink Network TotalAccess(TM)

          EarthLink Network(R) is a registered trademark of EarthLink Network, Inc.

          EarthLink Network TotalAccess(TM) is a trademark of EarthLink Network, Inc.

          EarthLink Sprint(SM) and the EarthLink Sprint logo are registered trademarks of EarthLink Network, Inc. and Sprint Corporation

--------------------------------------------------------------------------------

                                   EXHIBIT B

                                 E-Stamp Marks


--------------------------------------------------------------------------------

     NOTE: THIS EXHIBIT B MAY BE AMENDED FROM TIME TO TIME AS REQUIRED BY E-STAMP AND ALL SUCH AMENDMENTS SHALL BE INCORPORATED HEREIN.

 The E-Stamp trademarks include without limitation the following:

          E-Stamp(R)

          E AND DESIGN(TM)

          E-Stamp Internet Postage(TM)

          e-stamp.com(TM)

          The Internet Postage Company(TM)

--------------------------------------------------------------------------------

                                   EXHIBIT C

                      EarthLink's Promotional Obligations

1.   Promotions

     EarthLink shall place and maintain the following items on the EarthLink Site, in EarthLink's sole discretion:

     A. EarthLink Personal Start Page. EarthLink shall include the Services provided by E-Stamp on the EarthLink Personal Start Page as follows:

          1. a Promotional Placement in the default postage purchasing services position of the My Post Office Section;

          2. a Promotional Placement in the EarthLink Personal Start Page Message of the Day rotation which is a daily changing text message that appears above the fold on the EarthLink Personal Start Page that highlights and provides links to interesting and useful products and services for EarthLink Members;

          3. on the EarthLink Personal Start Page of each EarthLink Member, automatic selection of E-Stamp as the default provider of postage, which automatic selection cannot be changed except as provided in the Agreement and by any EarthLink Member; and

          4. inclusion of other E-Stamp related content as agreed between the parties in writing.

     B. EarthLink Site. EarthLink shall include the Services provided by E-Stamp on the EarthLink Home Page and other areas of the EarthLink Site as follows.

          1. a E-Stamp Promotional Placement included in the Business Resource Center section rotation: and

          2. a rotation of a E-Stamp Promotional Placement in the Premiere Partner section of the EarthLink Home Page.

     C. Banner Advertisements. Banner Advertisements on such locations of the EarthLink Site as determined by EarthLink in its sole discretion. EarthLink shall deliver at least [***] run of service Banner Advertisements per month, for a total of [***] run of service Banners Advertisements during the Initial Term or during each Renewal Term, as applicable.

     D. The Mall. EarthLink shall provide E-Stamp with a location in the Mall to be designated the EarthLink Postal Center, or such other similar designation as may be chosen by EarthLink in its sole discretion; provided, however, that E-Stamp must first enter into with EarthLink, and agree to, EarthLink's Mall Lease Agreement. The location within the Mall will be selected by EarthLink at EarthLink's sole discretion.

     E. Other Promotional Placements. In addition to the Promotional Placements described in paragraphs A through D above, such other Promotional Placements on the EarthLink Site as may be agreed upon by the parties from time to time.

*** Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

2.   bLink

     EarthLink shall place throughout the Term a total of one (1) advertisement, subject to EarthLink's sole editorial discretion, to be developed by E-Stamp, in consultation with EarthLink, in mutually agreed locations in each issue of EarthLink's "bLink" hard-copy periodical published during the Term. E-Stamp agrees that any E-Stamp advertisement that appears in bLink must be specifically targeted at EarthLink Members and must promote the availability of the Services on the EarthLink Personal Start Page or the Mall.

3.   eLink

     Subject to EarthLink's discretion, E-Stamp will be profiled as a new EarthLink Personal Start Page service, as well as being given text "advertising" space for any special "for EarthLink Members only" promotions that EarthLink and E-Stamp might jointly create to promote the Services.

4.   Setup Software (EarthLink Total Access CD-ROMs)

     EarthLink may at its own expense incorporate the E-Stamp Software into the Setup Software. E-Stamp hereby grants EarthLink a non-exclusive, royalty-free, non-transferable license during the Term to reproduce and distribute to end-users the E-Stamp Software solely in combination with the Setup Software and solely in connection with the promotional activities conducted by EarthLink pursuant to this Agreement. EarthLink will reproduce on each copy of the Setup Software containing any E-Stamp Software and not otherwise obscure or delete any copyright notices and other proprietary legends of E-Stamp that are included on the E-Stamp Software. EarthLink will not modify, revise, alter or create any derivative works based upon any of the E-Stamp Software without E-Stamp's prior written consent. EarthLink will not directly or indirectly reverse engineer, disassemble or decompile the E-Stamp Software or any portion thereof or attempt to discover or disclose the source code of any of the E-Stamp Software. EarthLink will not sublicense, sell, lend, rent, lease, or otherwise transfer all or any portion of the E-Stamp Software to any third party, or authorize any person to do any of the foregoing, except as specifically provided for in this Agreement.

                                   EXHIBIT D

                            Service Specifications

1.   Service Interruptions.  For the purposes of this Agreement, the following
     ---------------------
issues are defines as "Service Interruptions":

     a) "Complete Outage" means the Co-Branded Site is not reachable by EarthLink Members for sixty (60) minutes or more, due to E-Stamp systems or services within E-Stamp's control; provided however, that E-Stamp may perform major system upgrades and/or service maintenance on a scheduled and pre-announced basis which may put the Co-Branded Site down for up to eight (8) hours.

     b) "URL Errors" means any errors in URLs, missing pages or typos in URLs caused by E-Stamp error, including any E-Stamp error that causes EarthLink to present an incorrect URL on the EarthLink Site, or which causes EarthLink to attempt to harvest information from an incorrect URL.

2.   Response Team.  E-Stamp will at all times during the Term and at E-Stamp's
     -------------
sole cost and expense, maintain a 24 hour a day, 7 day a week a contact person responsible for monitoring the Co-Branded Site. The contact person will be available to EarthLink on a 24 hour a day, 7 day a week basis by phone and e-mail for consultation on Service Interruption issues and to assist in the restoration of service following a Service Interruption. E-Stamp will provide EarthLink with the names and phone numbers and e-mail addresses of its contact person, and ensure that any changes to the contact information is provided to EarthLink.

3.   Escalation Procedures.
     ---------------------

     a) In the event of a Complete Outage, the E-Stamp contact person will contact EarthLink as soon as possible following E-Stamp's identification of a Service Interruption and will notify EarthLink of the nature of the Service Interruption and the estimated time of resumption of service. E-Stamp's contact person will keep EarthLink notified of progress in resolving the Service Interruption. If the Service Interruption is estimated to last longer than sixty (60) minutes, EarthLink will have the option, at EarthLink's sole discretion, of:

          (i) removing any links or references to the Co-Branded Site from the EarthLink Site until such time as the Service Interruption is cured in EarthLink's reasonable discretion; or

          (ii) to redirect any links to any web address or Services experiencing a Service Interruption, to an explanatory page of EarthLink's choosing. EarthLink may publish such explanatory page, and may choose in its sole discretion the wording of any explanatory messages on such page.

     Following the first six (6) months after the Launch Date, in the event E-Stamp experiences more than twelve (12) Complete Outages in any two (2) month period, in addition to any and all other remedies available to EarthLink hereunder, EarthLink may terminate the Agreement immediately upon written notice to E-Stamp.

     b) URL Errors. EarthLink will contact E-Stamp with regards to any URL Error, and E-Stamp will work in a commercially reasonable manner to repair such Service Interruption. EarthLink may remove any links or references on the EarthLink Site to the Co-Branded Site until such time as the Service Interruption is repaired to EarthLink's satisfaction. If the URL Error is not corrected within five (5) business days of first notification, in addition to any and all other remedies available to EarthLink hereunder, EarthLink may terminate the Agreement immediately upon written notice to E-Stamp.

4.   E-Stamp Notice.  E-Stamp will give the EarthLink no less than fifteen (15)
     --------------
days prior notice of any changes to its URLs, harvest specifications, Or any of its processes and procedures that will affect the manner in which EarthLink harvests information off of the Co-Branded Site.

                                   EXHIBIT E

                        EarthLink Competitive Services

     NOTE: THIS EXHIBIT E MAY BE AMENDED FROM TIME TO TIME AS REQUIRED BY EARTHLINK AND ALL SUCH AMENDMENTS SHALL BE INCORPORATED HEREIN.

     ISPs
     ----
     ATT
     Erols
     Netcom
     Mindspring
     AOL
     Concentric
     MSN
     Prodigy
     Compuserve/Spry
     At Home
     Pac Bell, Bell Atlantic, Southwestern Bell, or any Baby Bell ISP Service

     TELCOS
     ------
     ATT
     MCI
     WorldCom
     IDT
     LCI
     GTE
     Pac Bell, Bell Atlantic, Southwestern Bell, or any Baby Bell

     Web Hosting
     -----------
     Geocities
     Tripod
     The Globe
     WebRing
     AngelFire

     Free Email Services
     -------------------
     Bonus Mail
     Hotmail
     Juno
     Yahoo
     Excite
     FreeMail
     AltaVista eMail
     AmExMail
     CMPnet Mail
     Discoverymail
     FortuneCity.com Mail
     The Globe
     LookSmart
     LycosEmail

     Personal Start Pages
     --------------------
     Lycos
     Yahoo
     Excite
     Netscape
     Microsoft
     Planet Direct
     Snap! Online
     Internet Direct

     Domain Name Registration
     ------------------------
     Network Solutions
     Internic
     CA Domain
     EU.org
     Monolith Coalition
     Public DNS
     Register.Com

     Other
     -----
     PointCast
     Microsoft

                                   EXHIBIT F

     Pitney Bowes has asserted that open metering systems conforming to the United States Post Office IBIP Performance Criteria infringe various Pitney Bowes patents and Civil Action No. 99363 asserts claims of infringement of six Pitney Bowes patents by E-Stamp.